UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

NATIONAL MENTOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138362	31-1757086
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of Principal executive offices, including Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2008, the sole stockholder of National Mentor Holdings, Inc. (the “Company”) elected Pamela F. Lenehan to the Board of Directors, effective immediately. Ms. Lenehan will serve as a member of the Audit Committee of the Board.

There are no transactions between Ms. Lenehan or any member of her immediate family and the Company or any of its affiliates and there is no arrangement or understanding between Ms. Lenehan and any other persons or entities pursuant to which Ms. Lenehan was appointed as a director of the Company.

In connection with her appointment to the Board, Ms. Lenehan was awarded a grant by the Company’s indirect parent company, NMH Investment, LLC, to purchase 975 Preferred Units, 2,750 Class A Common Units and 3,188 Class E Common Units, each under the NMH Investment, LLC 2006 Amended and Restated Unit Plan. The Company’s policy is to pay independent directors $5,000 for attendance at each Board meeting in person, $1,000 for each meeting attended by conference call and $1,000 for each committee meeting attended in person or by conference call.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued December 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

Date: December 5, 2008	/s/ Denis M. Holler
Name: Denis M. Holler
	Title:	Executive Vice President, Chief
Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued December 5, 2008